Exhibit 4.2

INSEEGO CORP.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

and

WILMINGTON SAVINGS FUND SOCIETY, FSB

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 6, 2024

9.0% Senior Secured Notes due 2029

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Article 10 SECURITY DOCUMENTS		55

Section 10.01	Collateral and Security Documents	55
Section 10.02	Release of Collateral	55
Section 10.03	Permitted Releases Not To Impair Lien	56
Section 10.04	Suits To Protect the Collateral	56
Section 10.05	Authorization of Receipt of Funds by the Trustee Under the Security Documents	56
Section 10.06	Purchaser Protected	57
Section 10.07	Powers Exercisable by Receiver or Trustee	57
Section 10.08	Release Upon Termination of the Company’s Obligations	57
Section 10.09	Collateral Agent	57
Section 10.10	Ranking of Note Liens	59

Article 11		60

Section 11.01	Subsidiary Guarantees	60
Section 11.02	Guarantors May Consolidate, etc., on Certain Terms.	60
Section 11.03	Releases of Subsidiary Guarantees	61
Section 11.04	Execution and Delivery of Guaranty	61
Section 11.05	Limitation on Guarantor Liability	61

Article 12 MISCELLANEOUS		62

Section 12.01	Notices	62
Section 12.02	Rules By The Trustee, The Registrar And The Paying Agent	63
Section 12.03	No Personal Liability Of Directors, Officers, Employees And Stockholders	63
Section 12.04	Governing Law; Waiver Of Jury Trail	63
Section 12.05	Submission To Jurisdiction.	80
Section 12.06	No Adverse Interpretation Of Other Agreements.	64
Section 12.07	Successors.	64
Section 12.08	Force Majeure.	64
Section 12.09	U.S.A. Patriot Act.	64
Section 12.10	Calculations.	64
Section 12.11	Severability.	65
Section 12.12	Counterparts.	65
Section 12.13	Table Of Contents, Headings, Etc.	65

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THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 6, 2024 (the “Supplemental Indenture”), to the Indenture, dated as of November 6, 2024 (the “Base Indenture” and, as amended, modified and supplemented by the Supplemental Indenture, the “Indenture”), between Inseego Corp., a Delaware corporation, as issuer (the “Company” or “Issuer”), the Guarantors listed on the signature page hereof and Wilmington Savings Fund Society, FSB (the “Trustee”), a national banking association, as trustee and as collateral agent.

WHEREAS, Section 2.01, Section 2.02 and Section 9.01(g) of the Base Indenture authorizes the Company to execute a supplemental indenture thereto to set forth the terms and other provisions of any new series of Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the establishment of a new series of Securities to be titled the Company’s “9.0% Senior Secured Notes due 2029” (the “Notes”), and has duly authorized the issuance of Notes initially in an aggregate principal amount not to exceed forty million, eight hundred and seventy nine thousand and two hundred and sixty dollars ($40,879,260);

WHEREAS, in order to provide the terms and conditions of the Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in the Indenture, the valid, binding and legal obligations of the Company, and the Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance under the Indenture of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders, the Company and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided in the Indenture) as follows:

Article 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01 Definitions.

Except as otherwise expressly provided herein, capitalized terms used in this Supplemental Indenture and not otherwise defined in this Supplemental Indenture have the meanings assigned to them in the Base Indenture. The terms defined in this Section 1.01 (except as otherwise expressly provided or unless the context otherwise requires) will apply for all purposes of the Indenture (and any further supplement thereto) as it relates to the Notes. The terms defined in this Section 1.01 will be deemed, for purposes of the Notes, to supersede the definitions of the same terms in the Base Indenture, if applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly through one or more intermediaries controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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For the purpose of this definition, neither Golden Harbor Ltd. nor North Sound Partners shall be deemed to be an Affiliate of the Company or any of its Subsidiaries.

“Applicable Premium” means, with respect to any Note on any Redemption Date: the present value at such Redemption of the sum of all required interest payments due on such Note from the Redemption Date through the Maturity Date (excluding accrued but unpaid interest as of the Redemption Date), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; provided, that the Applicable Premium shall not be less than zero.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (whether in a single transaction or a series of related transactions) of property or other assets of the Company or any of its Subsidiaries (including by way of Sale/Leaseback Transaction) outside the ordinary course of business of the Company or its Subsidiaries, including shares of Capital Stock of a Subsidiary (each referred to for the purposes of this definition as a “disposition”), or the issuance or disposition by the Company or any of its Subsidiaries of Equity Interests of any of its Subsidiaries to a Person (other than the Company or any of its Subsidiaries), including any disposition by means of a merger, consolidation, or similar transaction, other than:

(1) a disposition of (i) Cash Equivalents or marketable securities, (ii) obsolete, damaged or worn out property or equipment in the ordinary course of business and consistent with past practice, (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(2) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article 6 or any disposition that constitutes a Fundamental Change;

(3) any Permitted Investment that is permitted to be made, and is made, under this Indenture;

(4) any issuance or sale of Capital Stock of the Company;

(5) any disposition of property or assets, or the issuance of securities between or among the Company or a Restricted Subsidiary;

(6) to the extent allowable under Section 1031 of the Code, any exchange of like property for use in a Permitted Business;

(7) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(8) unwinding of Hedging Obligations;

(9)   any disposition of Capital Stock of a Subsidiary or property or other assets in a single transaction or series of transactions with an aggregate Fair Market Value of less or equal to $1,000,000;

(10) any non-exclusive license, collaboration agreement, strategic alliance or similar arrangement in the ordinary course of business providing for the licensing of intellectual property or the development or commercialization of intellectual property;

(11) any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

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(12) any financing transaction with respect to property built or acquired by the Company or any of its Subsidiaries after the Issue Date, including any asset securitization, permitted by this Indenture;

(13) dispositions consisting of Permitted Liens;

(14) foreclosure on assets or transfers by reason of eminent domain;

(15) the receipt by the Company or any Subsidiary of any cash insurance proceeds or condemnation award payable by reason of loss, theft, physical destruction or damage, taking or similar event with respect to any of their respective property or assets;

(16) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(17) the Telematics Business Sale; and

(18) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Authorized Representative” means (i) in the case of the Notes, the Collateral Agent, (ii) in the case of the Bridge Facility Loans, South Ocean Funding, LLC, a Florida limited liability company and shall otherwise have the definition assigned to such term in the First Lien Intercreditor Agreement.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease and recorded as a liability on a balance sheet (excluding the footnotes thereto) for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

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“Cash Equivalents” means:

(1)U.S. dollars;

(2)securities issued or directly and fully guaranteed or insured by the United States Government or issued by any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P or “A2” or better from Moody’s;

(4)certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s or (y) the short-term commercial paper of such commercial bank or its parent company is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500,000,000;

(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any bank meeting the qualifications specified in clause (4) above;

(6)commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or carrying an equivalent rating by another nationally recognized statistical rating organization, if both of the two nationally recognized statistical rating organizations named above cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(7)instruments equivalent to those referred to in clauses (1) through (6) above denominated in Euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(8)interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above;

(9)money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by S&P or “Aaa” or the equivalent thereof by Moody’s and (iii) have portfolio assets of at least $5.0 billion; and

(10)securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (4) of this definition.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning assigned to it in the Security and Pledge Agreement.

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“Collateral Agent” means Wilmington Savings Fund Society, FSB in its capacity as “collateral agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Subsidiary.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)Consolidated Interest Expense; plus

(b)Consolidated Income Taxes; plus

(c)any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Subsidiary; plus

(d) consolidated depreciation expense; plus

(e)consolidated amortization expense or impairment charges recorded in connection with the application of FASB ASC 350 and FASB ASC 360; plus

(f)other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(g)any fees, charges or other expenses made or Incurred in connection with any actual or proposed non-ordinary course Investment, asset sale, acquisition, recapitalization or issuance of Capital Stock or Incurrence of Indebtedness or any amendment or modification of Indebtedness (including as a result of Statement of FASB ASC 805); plus

(h)the amount of any restructuring charges (including lease or contract termination, severance and relocation expenses), integration costs or other business optimization expenses or reserves, including any such charges or expenses arising from start-up or initial costs for any project, division or new line of business, or other non-ordinary course reserves or other non-recurring charges or expenses deducted (and not added back) in such period in computing Consolidated Net Income.

(2)decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period); and

(3)increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income:

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(a)any non-ordinary course net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815;

(b)all unrealized gains and losses relating to financial instruments or liabilities to which fair market value accounting is applied;

(c)any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(d)effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any Governmental Authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any Governmental Authority.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, without duplication (i) interest expense attributable to any Capitalized Lease Obligation; (ii) amortization of debt discount and debt issuance costs; (iii) capitalized interest; (iv) non-cash interest expense; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (vi) net payments pursuant to Interest Rate Agreements; (vii) dividends accrued in respect of all Disqualified Stock held by Persons other than the Company or a wholly owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); and (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Company or any Subsidiary.

“Consolidated Indebtedness” means, as of any date, the Indebtedness of the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Leverage Ratio” means as of any date of determination, the ratio of Consolidated Net Total Leverage on such day to Consolidated EBITDA for the most recently ended four consecutive fiscal quarters of the Company.

If the Company or any Subsidiary has Incurred, redeemed, repaid, repurchased, retired or extinguished any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or has issued, repurchased or redeemed Disqualified Stock subsequent to the commencement of the reference period for which the Consolidated Net Leverage Ratio is being calculated but prior to or substantially concurrently with the event for which the calculation of the Consolidated Net Leverage Ratio is made, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, redemption, repayment, repurchase, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable reference period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Subsidiary during the relevant reference period or subsequent to such reference period and on or prior to or simultaneously with the date of determination shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the relevant reference period. If since the beginning of such period any Person that subsequently became a Subsidiary or was merged with or into the Company or any of its Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Consolidated Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or disposed operation had occurred at the beginning of the applicable period consisting of the relevant reference period.

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For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in Good Faith by the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event based on actions already taken and for which the full run-rate effect of such actions is expected to be realized within six months of such action.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated Net Income” means the consolidated net income (loss) of the Company as shown in the Company’s and its consolidated Subsidiaries’ financial statements prepared in accordance with GAAP (before Preferred Stock dividends); provided, however, that there will not be included in such Consolidated Net Income:

(1)any net income (loss) of any Person if such Person is not a Subsidiary or that is accounted for by the equity method of accounting, except that:

(a)subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other Distribution (subject, in the case of a dividend or other Distribution to a Subsidiary, to the limitations contained in clause (2) below); and

(b)the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Subsidiary during such period;

(2)any net income (but not loss) of any Subsidiary if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of Distributions by such Subsidiary, directly or indirectly, to the Company, except that:

(a)subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been Distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend (subject, in the case of a dividend to another Subsidiary, to the limitation contained in this clause); and

(b)the Company’s equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)any after-tax effect of gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Subsidiary (including pursuant to any Sale/Leaseback Transaction) other than in the ordinary course of business;

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(4)any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)the after-tax effect of extraordinary gain or loss; and

(6)the after-tax effect of the cumulative effect of a change in accounting principles.

“Consolidated Net Total Leverage” means at any date, (a) Consolidated Indebtedness outstanding on such date (excluding Subordinated Indebtedness) minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not classified as “restricted.”

“Control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Convertible Notes” means the Company’s 3.25% Convertible Senior Notes due 2025.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Facility” or “Debt Facilities” means, with respect to the Company, one or more financing arrangements providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company as additional guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Depositary” means each of Euroclear and Clearstream, and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Depositary Procedures” means, with respect to any transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Subsidiary of the Company in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

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“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Fair Market Value” means, with respect to any property, the price that would reasonably be expected to be paid in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $250,000, in Good Faith by the Company, and (y) if such decision involves the determination of Fair Market Value in excess of $250,000, in good faith by the Board of Directors of the Company.

“First Lien Intercreditor Agreement” means the Pari Passu Intercreditor Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified form time to time), dated as of the date hereof, among Wilmington Savings Fund Society, FSB, as Trustee, Notes Collateral Agent and Authorized Representative for the Holders and South Ocean Funding, LLC, as Bridge Facility Lender and Authorized Representative for the Bridge Facility Secured Parties.

“Foreign Subsidiary” means (a) any Subsidiary of the Company that is not organized or existing under the laws of the United States of America or any State thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (b) any Subsidiary of the Company that has no material assets other than Capital Stock of one or more Foreign Subsidiaries (or Subsidiaries thereof).

“Fundamental Change” means any of the following events:

(A)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, any of its Wholly Owned Subsidiaries or any employee benefit plans of the Company or any of its Wholly Owned Subsidiaries, has become and has filed any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding Common Stock; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company. For purposes of this definition, any transaction that constitutes a Fundamental Change pursuant to both clause (A) or (B) above (without regard to the proviso in clause (B) above) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso).

For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (A) above.

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For the avoidance doubt, the Telematics Business Sale shall not constitute a Fundamental Change.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession and, except as otherwise provided in this Indenture, all calculations made for purposes of determining compliance with the terms of this Indenture shall use GAAP as in effect on the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Good Faith by the Company” means the decision in good faith by a responsible financial or accounting officer of the Company.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity and any self-regulatory organization.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantors” means each of (a) the Subsidiaries of the Company executing this Indenture as Guarantors and (b) the respective successors and assigns of such Subsidiaries as required under Section 12.07 hereof, in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 11.03 hereof.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement, excluding any Excluded Hedging Obligations, as defined in and under the Security and Pledge Agreement.

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“Holder” means a person in whose name a Note is registered on the Registrar’s books for the Notes.

“Incur” means to issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication), whether or not payment is contingent:

(1)the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)the principal of and premium (if any) in respect to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;

(4)the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5)Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the Obligors);

(6)the principal component of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding, in each case, any accrued dividends);

(7)the principal component of all Indebtedness of the type described in (1) to (6) above of other Persons secured by a Lien on any asset of such Person, whether or not assumed by such Person; and

(8)all guarantees, endorsements (other than for collection in the ordinary course of business) (whether or not such items would appear on the balance sheet of the Obligors) of any Indebtedness and other contingent obligations in respect of the obligations of others.

For the avoidance of doubt, Indebtedness does not include: (i) contingent obligations Incurred in the ordinary course of business or consistent with past practice or industry norm and not in respect of borrowed money, (ii) the Series E Preferred Stock and any Equity Interests or (iii) except as provided in clause (5) of this definition of Indebtedness, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP.

“Interest Payment Date,” with respect to a Note, means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each May 1 and November 1 of each year, commencing on May 1, 2025 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt the Maturity Date is an Interest Payment Date.

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“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall include, without limitation, (i) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary after the Issue Date and (ii) the Fair Market Value of the net assets or Equity Interests retained by a direct or indirect Subsidiary of the Company after any sale or disposition by such Subsidiary or in the case of any issuance by a Restricted Subsidiary of its Equity Interests, valued on the date of any such sale, disposition or issuance, that, in each case, results in such Subsidiary no longer being a Restricted Subsidiary pursuant to the terms of this Indenture. Upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have an Investment in an Unrestricted Subsidiary equal to an amount (if positive) equal to: (x) the Company’s Investment in such Subsidiary at the time of such redesignation, minus (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation. The Fair Market Value of any property, assets or Investments shall be valued by the Board of Directors of the Company or the applicable Restricted Subsidiary that is making the Distribution, as the case may be, and shall be delivered to the Trustee.

“Issue Date” means November 6, 2024.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien.

“Loan and Security Agreement” means the loan and security agreement dated as of June 28, 2024 among South Ocean Funding, LLC and the Company as Borrower and the Guarantors as guarantors.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means May 1, 2029.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“New Credit Facility” means a maximum $20,000,000 (the “Revolver Max”) commitment from a revolving credit facility, less amounts outstanding under the Loan and Security Agreement and any Refinancing Indebtedness Incurred in respect of the Indebtedness evidenced by the Loan and Security Agreement; provided that the Revolver Max may be increased with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding.

“Note Agent” means any Registrar, Paying Agent or Collateral Agent.

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“Notes” shall have the meaning in the preamble hereto.

“Notes Collateral” means all assets and properties subject, or purported to be subject from time to time, to a Lien under any Security Documents to secure the Obligations under this Indenture and the Notes.

“Notes Documents” means this Indenture, the Notes, the Security Documents and the First Lien Intercreditor Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Obligors” means the Issuer and the Guarantors.

“Outstanding” means, with respect to the Notes, those Notes that, at the relevant time, are deemed to be outstanding pursuant to Section 2.10.

“Paying Agent” means an office or agency in the contiguous United States where Notes may be presented for payment, as established pursuant to Section 4.02(I) and Section 4.03 of the Base Indenture.

“Permitted Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other business reasonably related, ancillary or complementary to any such business.

“Permitted Indebtedness” means:

(1)Indebtedness of the Company or the Guarantors evidenced by the Notes;

(2)the Loan and Security Agreement, and any Refinancing Indebtedness Incurred in respect of such Indebtedness;

(3)any Indebtedness of the Company or its Subsidiaries under any overdraft or cash management facilities in the ordinary course of business so long as any such Indebtedness is repaid in full no later than five Business Days following the date on which it was Incurred;

(4)Indebtedness of the Company or its Subsidiaries incurred in respect of credit or purchase cards Incurred in the ordinary course of business so long as repaid within 60 days of its incurrence;

(5)Indebtedness of the Company or its Subsidiaries in respect of performance, appeal or other surety bonds or completion guarantees incurred in the ordinary course of business in an amount not to exceed $1,000,000 at any time outstanding;

(6)Hedging Obligations not incurred for speculative purposes;

(7)Indebtedness of the Company or its Subsidiaries represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, not to exceed $5,000,000 at any time outstanding;

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(8)Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged or consolidated with or into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred in connection with, or in contemplation of, such acquisition, merger or consolidation;

(9)Indebtedness in respect of obligations of the Company or any Restricted Subsidiary Incurred in connection with any customer deposits or advance payments received in the ordinary course of business including payments to third-party contract manufacturers in the ordinary course of business;

(10)Indebtedness owed by the Company to any Restricted Subsidiary, a Restricted Subsidiary to another Restricted Subsidiary, or by any Subsidiary to the Company or to any Restricted Subsidiary; provided that any such Indebtedness is at all times subordinated to the Obligations in respect of the Notes in a manner reasonably satisfactory to the Trustee and, if requested by the Trustee, evidenced by an intercompany note in form and substance reasonably satisfactory to the Trustee and pledged and delivered to the Trustee pursuant to the Security and Pledge Agreement, provided further that any Indebtedness Incurred pursuant to this clause (10) shall not exceed $2,000,000 in the aggregate at any time outstanding;

(11)unsecured Indebtedness of the Company or its Subsidiaries Incurred in the ordinary course of business in respect of open accounts extended by suppliers on normal trade terms, including extended payment terms, in connection with purchase of good and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or the applicable Subsidiary;

(12)Indebtedness Incurred by the Company or its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, financing of insurance premiums, performance, bid, surety, appeal and similar bonds and completion guarantees (not for borrowed money) or security deposits, banker’s guarantees or banker’s acceptances, in each case in the ordinary course of business;

(13)Indebtedness Incurred by the Company or its Subsidiaries to repurchase, exchange, redeem or otherwise acquire of any shares of the Series E Preferred Stock or any of the Convertible Notes outstanding on the date of this Indenture.

(14)leasing, vendor financing or similar arrangements entered into in the ordinary course of business in an amount not to exceed $15,000,000 at any time outstanding; and

(15)additional unsecured Indebtedness Incurred by the Company or its Restricted Subsidiaries in an amount not to exceed $10,000,000 at any time outstanding.

“Permitted Investment” means:

(1)any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)any Investment in cash and Cash Equivalents;

(3)any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)such Person becomes a Restricted Subsidiary of the Company; or

(b)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

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and, in the case of (b), any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such merger, consolidation, amalgamation or transfer;

(4)any acquisition of assets or Capital Stock solely in exchange for, or out of the proceeds of, the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(5)receivables created in the ordinary course of business;

(6)loans or advances to employees made in the ordinary course of business since the Issue Date not to exceed $5,000,000 in the aggregate at any time outstanding (loans and advances that are forgiven shall continue to be deemed outstanding);

(7)securities and other assets received in settlement of trade debts or other claims arising in the ordinary course of business;

(8)Investments by the Company or a Subsidiary since the Issue Date of up to an aggregate of $25,000,000 outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(9)other Investments by the Company or a Subsidiary in Permitted Businesses since the Issue Date not to exceed an amount equal to $10,000,000 at any time outstanding (each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(10)stock, obligations, securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, in satisfaction of judgments, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(11)Hedging Obligations permitted under clause (6) of the definition of Permitted Indebtedness;

(12)pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens”;

(13)guarantees by the Company or a Restricted Subsidiary in respect of the Obligations under this Indenture, the Notes and Permitted Indebtedness;

(14)any Investment by the Company or any Restricted Subsidiary of the Company in a Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investment existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(15)Investments in joint ventures of the Company or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments (each valued at the time made, without giving effect to subsequent changes in value) made pursuant to this clause (15) that are at the time outstanding, not to exceed $25,000,000; and

(16)Investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

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“Permitted Liens” means, with respect to any Person:

(1)(x) pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent in each case Incurred in the ordinary course of business and (y) collateral consisting of Cash Equivalents securing letters of credit issued in respect of obligations to insurers or reinsurers in an aggregate amount not to exceed $1,000,000 at any time outstanding;

(2)Liens imposed by law and carriers’, warehousemen’s, mechanics’, material-men’s, repairmen’s and other like Liens, in each case arising in the ordinary course of business and which secure obligations that are not delinquent or are being contested in good faith by the appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP have been made in respect thereof;

(3)Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4)Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations (to the extent such banker’s acceptances or similar obligations are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to the Company or any of its Subsidiaries) issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)Liens securing Hedging Obligations relating to Indebtedness so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation; provided, however, that such Hedging Obligations are entered into to fix, manage or hedge interest rate, currency or commodity exposure of the Company or any Subsidiary and not for speculative purposes;

(7)non-exclusive licenses or sublicenses with respect to intellectual property in the ordinary course of business and that do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(8)leases, licenses, subleases and sublicenses of assets (other than with respect to intellectual property) in the ordinary course of business and that do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(9)judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract;

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(11)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business consistent with past practice and properly classified as an operating lease in accordance with GAAP;

(12)Liens related to the Loan and Security Agreement, and any Liens arising from any Refinancing Indebtedness in respect of the Indebtedness evidenced by the Loan and Security Agreement;

(13)Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or any Subsidiary;

(14)Liens securing Indebtedness or other obligations permitted pursuant to clause (7) of the definition of Permitted Indebtedness;

(15)deposits as security for contested taxes or contested import to customs duties;

(16)any interest or title of a lessor under any operating lease;

(17)Liens on funds of the Company or any Subsidiary held in deposit accounts with third-party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(18)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(19)Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(20)statutory, common law or contractual Liens of landlords;

(21)Liens on any cash earnest money deposit made by the Company or any Subsidiary in connection with any letter of intent or acquisition agreement that is not prohibited by this Indenture;

(22)Liens in favor of credit card processors granted in the ordinary course of business;

(23)encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, order, permit or grant;

(24)Liens arising in connection with Cash Equivalents described in clause (5) of the definition of Cash Equivalents;

(25)Liens securing cash management obligations incurred in the ordinary course of business;

(26) Liens securing Indebtedness, as measured by principal amount, which, when taken together with the principal amount of all other Indebtedness secured by Liens (excluding Liens permitted by clauses (1) though (25) above) at the time of determination, does not exceed $1,000,000;

(27)Liens in respect of the New Credit Facility; and

(28) Liens securing Indebtedness of the Company or the Guarantors issued in connection with the exchange, defeasance, redemption, repurchase, or other acquisition of the Convertible Notes.

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“Person” or “person” means any individual, corporation, partnership, limited liability company (or series thereof), joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the Distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

(1)such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(a)the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced; and

(b)an amount necessary to pay any fees and expenses, including accrued and unpaid interest, premiums, transaction costs and defeasance costs, related to such Refinancing;

(2)the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3)the stated maturity of such Indebtedness is no earlier than the stated maturity of the Indebtedness being Refinanced;

(4)if the Indebtedness being Refinanced was subordinated to the Notes, the new Indebtedness shall be subordinated to the Notes at least to the same extent as such Indebtedness being Refinanced;

(5)the new Indebtedness shall be unsecured or secured by a Lien on Collateral not exceeding the Indebtedness being Refinanced; and

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(6)if the Indebtedness being Refinanced, other than the Notes, was subject to the First Lien Intercreditor Agreement, then the new Indebtedness shall be required, as a condition precedent to such Refinancing, to enter an intercreditor agreement with the Notes on terms no less favorable to the Notes than the First Lien Intercreditor Agreement (as determined by the Board of Directors of the Company in good faith).

“Register” means the Security Register of the Notes.

“Registrar” means the Security Registrar for the Notes.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on May 1, the immediately preceding April 15; and (B) if such Interest Payment Date occurs on November 1, the immediately preceding October 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. For the avoidance of doubt, any Subsidiary that is not a Foreign Subsidiary on the Closing Date shall be deemed to be a Restricted Subsidiary on the Closing Date.

“S&P” means Standard & Poor’s Ratings Group, Inc. and any successor thereto.

“Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Subsidiary leases it from such Person.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note.

“Security and Pledge Agreement” means that certain Security and Pledge Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time), made by each of the signatories thereto as grantors in favor of Wilmington Savings Fund Society, FSB, a national banking association, as collateral agent for the Holders.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests in the Notes Collateral as contemplated by this Indenture.

“Shared Collateral” means, at any time, Collateral in which the holders of two or more series of secured Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time.

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“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Subsidiary Guarantee” means the joint and several guarantees issued by all of the Guarantors pursuant to Article 11 hereof.

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Telematics Business” means the fleet management and telematics solutions business of the Company, which has operations in the United Kingdom, the European Union, Australia and New Zealand.

“Telematics Business Sale” means the sale of the Telematics Business pursuant to the Telematics Purchase Agreement.

“Telematics Purchase Agreement” means that certain Share Purchase Agreement, dated as of September 16, 2024, by and between the Company, Inseego SA (Pty) Ltd and Light Sabre SPV Limited.

“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earlier to occur of the following events:

a.	such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; and

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b.	such Security is sold or otherwise transferred to a Person (other than the Company, an Affiliate of the Company or a Person that was an Affiliate of the Company in the three months immediately preceding) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Maturity Date; provided, however, that if the period from the redemption date to the Maturity Date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Subsidiary” means (1) each of the Foreign Subsidiaries on the Closing Date, unless otherwise designated a Restricted Subsidiary by the Company, which designation may be on an entity by entity basis or on a country basis, (2) any other Subsidiary of the Company that is designated by the Board of Directors, pursuant to a resolution of the Board of Directors, as an Unrestricted Subsidiary and (3) any Subsidiary of an Unrestricted Subsidiary; provided that, the Company shall only be permitted to designate an Unrestricted Subsidiary so long as:

(1) no Default or Event of Default has occurred and is continuing or would result therefrom

(2) such Subsidiary and its subsidiaries (i) are not (and at all times thereafter shall not be) obligors in respect of any Indebtedness where the lenders in respect of such Indebtedness also have recourse to any of the assets of the Company or any of its Subsidiaries (other than as a result of Permitted Liens) and (ii) do not at the time of designation (and at all times thereafter) own Equity Interests, Disqualified Stock or Indebtedness of, or have Liens over any assets of, the Company or any Restricted Subsidiary (other than subsidiaries of the Subsidiary to be so designated);

(3) all Investments in such Unrestricted Subsidiary at the time of designation, together with all Investments in any other Unrestricted Subsidiary are Permitted Investments; and

(4) such Subsidiary being designated as an Unrestricted Subsidiary shall also, concurrently with such designation and thereafter, constitute an “Unrestricted Subsidiary” for purposes of the New Credit Facility and any other Indebtedness for borrowed money issued or Incurred on or after the date of this Indenture.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 3.13
“Acceleration”	Section 7.01(A)(vii)(2)
“Business Combination Event”	Section 6.01(A)
“Debt Repayment”	Section 3.12(b)

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“Default Interest”	Section 2.04(B)
“Defaulted Amount”	Section 2.04(B)
“Distribution”	Section 3.11(f)
“Event of Default”	Section 7.01(A)
“Fundamental Change Notice”	Section 4.02(E)
“Fundamental Change Repurchase Right”	Section 4.02(A)
“Initial Notes”	Section 2.02(A)
“Legal Defeasance”	Section 9.02
“Redemption Notice”	Section 4.03(F)
“Reporting Event of Default”	Section 7.03(A)
“Security Document Order”	Section 10.09(H)
“Series E Preferred Stock”	Section 3.11(f)(8)
“Specified Courts”	Section 10.05
“Stated Interest”	Section 2.04(A)
“Successor Corporation”	Section 6.01(A)(i)

Section 1.03 Rules of Construction.

For purposes of the Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision of the Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Supplemental Indenture are deemed to form part of the Indenture;

(J) the term “interest,” when used with respect to a Note, includes any Special Interest, unless the context requires otherwise; and

(K) to the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture will control.

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Section 1.04 Scope of Supplemental Indenture.

This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture will be applicable only with respect to, and will only govern the terms of, the Notes, which may be issued from time to time, and will not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes will constitute a single series of Notes, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Notes voting together as a single class, the consent of Holders of the Notes voting as a separate class will also be required and the same threshold will apply. The provisions of this Supplemental Indenture will supersede any conflicting provisions in the Base Indenture.

Article 2
THE NOTES

Section 2.01 Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.06 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.11 of the Base Indenture.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.

Section 2.02 Initial Notes and Additional Notes.

(A) Initial Notes. On the Issue Date, there will be originally issued forty million, eight hundred and seventy nine thousand and two hundred and sixty dollars ($40,879,260) aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.04 of the Base Indenture). The Notes and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”

(B) Additional Notes. The Company may, subject to the provisions of the Indenture (including Section 2.04 of the Base Indenture), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes, the first Interest Payment Date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under the Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under the Indenture for federal income tax or federal securities laws purposes, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number. In authenticating additional Notes, the Trustee will receive:

(i) an executed supplemental indenture, if any; and

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(ii) an Opinion of Counsel which will state:

(1) that the conditions precedent to the issuance, authentication and delivery of such Notes have been complied with;

(2) that the form and terms of such Notes have been established in conformity with the provisions of the Indenture; and

(3) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.03 Method of Payment.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, and interest on, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in the Indenture.

(B) Physical Notes.

The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, and interest on, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.04 Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A) Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 9.0% (the “Stated Interest”), plus any Special Interest that may accrue pursuant to Section 7.03. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Section 4.02(D) and 4.02(E) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

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(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in the Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.05 Registrar, Paying Agent, and Depositary.

(A) Initial Appointments. The Company appoints (i) the Trustee as the initial Paying Agent, the initial Registrar and the initial Collateral Agent for the Notes and (ii) The Depository Trust Company (or its successor) as the initial Depositary for the Notes.

Section 2.06 Legends.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with the Indenture, required by the Depositary for such Global Note).

(B) Restricted Note Legend. Subject to Section 2.12:

(i) each Note that is a Transfer-Restricted Security shall bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, or in substitution of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.06(B)(ii)), such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, as applicable.

(C) Other Legends. A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(D) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.06 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

Section 2.07 Certain Transfer Restrictions on Notes Subject to Redemption or Repurchase.

Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (ii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

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Section 2.08 Exchange and Cancellation of Notes to be Redeemed or Repurchased.

(A) Partial Redemptions and Repurchases of Physical Notes. If only a portion of a Physical Note of a Holder is to be repurchased pursuant to a Repurchase Upon Fundamental Change, or redeemed pursuant to a Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such repurchase or Redemption, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.05 of the Base Indenture, for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so repurchased or redeemed, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so repurchased or redeemed, which Physical Note will be repurchased or redeemed, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such repurchase or redemption is deemed to cease to be Outstanding pursuant to Section 2.10.

(B) Cancellation of Redeemed and Repurchased Notes.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.08(A)) of a Holder is to repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be Outstanding pursuant to Section 2.10 and the time such Physical Note is surrendered for such repurchase or redemption, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.08 of the Base Indenture; and (2) in the case of a partial repurchase or redemption, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.04 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so repurchased or redeemed; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.06.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be Outstanding pursuant to Section 2.10, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so repurchased or redeemed, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.08 of the Base Indenture).

Section 2.09 Notes Held by the Company

Without limiting the generality of Section 3.06 and Section 2.10, in determining whether the Holders of a specified percentage of the aggregate principal amount of Notes have concurred in any direction, waiver or consent, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then Outstanding, in each case, as determined in accordance with the preceding sentence and Section 2.10; provided however, that Notes owned by the Company, any Guarantor or any Subsidiary of the Company or any person controlled by the Company, any Guarantor or any Subsidiary will be deemed not to be Outstanding; provided, further, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Outstanding Notes.

(A) Generally. The Notes that are Outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.08 of the Base Indenture; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with the Indenture; or (iv) deemed to cease to be Outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.10.

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(B) Replaced Notes. If a Note is replaced pursuant to Section 2.07 of the Base Indenture, then such Note will cease to be Outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be Outstanding, except to the extent provided in Section 4.02(D) or Section 4.03(E); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest, if any, on, such Notes (or such portions thereof), in each case as provided in the Indenture.

(D) Cessation of Accrual of Interest. Except as provided in Section 4.02(D) and Section 4.03(E), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.10, to cease to be Outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.11 Repurchases by the Company.

Without limiting the generality of Section 2.08 of the Base Indenture, and subject to Section 3.06, the Company, the Guarantors or any Subsidiary may, from time to time, directly or indirectly, repurchase Notes in open market purchases or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders.

Section 2.12 Removal of Transfer Restrictions.

(A) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates, opinions or other documentation or evidence as the Company, Guarantors, Trustee or Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered (x) in connection with any transfer of such Note pursuant to Rule 144A; (y) in connection with any transfer of such Note to the Company, the Guarantors, or the Company’s Subsidiaries; or (z) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act. All Notes presented or surrendered for registration of transfer or exchange will be duly endorsed, or accompanied by a written instrument or instruments of transfer in accordance with the Trustee’s customary procedures, and such Notes will be duly endorsed by the Holder thereof or such Holder’s attorney duly authorized in writing, in each case subject to the Depositary Procedures in the case of any Global Note. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the Restricted Note Legend, in connection with any transfer of a Transfer-Restricted Security, any request for transfer thereof will be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of the “Transferor Acknowledgement” set forth in Exhibit A.

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(B) Deemed Removal. Without limiting the generality of any other provision of this Indenture, the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12(B) and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect and an Officer’s Certificate. If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12(B) and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then the Company will effect such exchange or procedure as soon as reasonably practicable and deliver such certificates and opinions to the Trustee as may be required by the Trustee.

Section 2.13 No Liability of Trustee.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, participants and any beneficial owners in the Notes.

Article 3

COVENANTS

Subject to Section 1.03(J) and except as provided in this Article 3, the provisions of Article 4 and Article 5 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, will apply to the Notes.

Section 3.01 Payment on Notes.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.

(B) Deposit of Funds. Before 12:00 p.m., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company or a Guarantor will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02 Exchange Act Reports.

This Section 3.02 will apply to the Notes in lieu of Section 5.03 of the Base Indenture, which will be deemed to be replaced with this Section 3.02, mutatis mutandis.

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(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor).

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed or furnished any material via the EDGAR system (or such successor). The delivery of reports to the Trustee pursuant to Section 3.02(A) is for informational purposes only and the Trustee’s receipt thereof shall not constitute actual or constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee will have no liability or responsibility for the filing, timeliness or content of any such report or information.

(C) Parent Company. In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 3.02 with respect to financial information relating to the Company by furnishing financial information relating to such parent company.

(D) Rule 144A(d)(4) Information.  In addition, for so long as the Notes remain outstanding, to the extent not satisfied by the reports referred to in clauses (A), (B) and (C) above, the Company shall furnish to the Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 3.03 Compliance and Default Certificates.

(A) Default Certificate. If a Default or Event of Default occurs, then, within thirty (30) days after an Officer obtains knowledge of the occurrence thereof, the Company will deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto, except that the Company will not be required to deliver such an Officer’s Certificate if such Default or Event of Default has been cured.

Section 3.04 Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company and the Guarantors (A) agree that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Indenture; and (B) expressly waive all benefits or advantages of any such law and agrees that they will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by the Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.05 Corporate Existence.

Subject to Article 6, the Company will cause to preserve and keep in full force and effect:

(A) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and its Subsidiaries; and

(B) the material rights (charter and statutory), licenses and franchises of the Company and the Subsidiaries;

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provided, however, that the Company need not preserve or keep in full force and effect any such existence, right, license or franchise if the Board of Directors determines that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holders.

Section 3.06 Restriction on Acquisition of Notes by the Company.

The Company or the Guarantors will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.

Section 3.07 Further Instruments and Acts.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of the Indenture.

Section 3.08 Limitation on Liens.

The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to create, incur or assume any Lien on any asset or property of the Company, the Guarantors or such Subsidiary (other than Permitted Liens) that secures any Indebtedness.

Section 3.09 Asset Sale.

(A) The Company and the Guarantors shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) the Company, the Guarantors or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Sale; and (ii) at least 75% of the consideration thereof received by the Company, the Guarantors or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

(i) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Company or a Restricted Subsidiary from such liabilities;

(ii) any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days of the receipt thereof; and

(iii) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value not to exceed, when aggregated with all other Designated Non-cash Consideration previously received pursuant to this clause (iii), $20,000,000, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

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Section 3.10 Limitation on Incurrence of Indebtedness.

Except as set forth in the proviso hereto, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, that the Company and its Subsidiaries may Incur (i) Indebtedness pursuant to the New Credit Facility, (ii) Indebtedness if, on the date of such Incurrence, and after giving effect thereto on a pro forma basis, (1) no Default or Event of Default has occurred and is continuing (or would result therefrom) and (2) the Company’s Consolidated Net Leverage Ratio would be less than or equal to 4.50:1.00 and (iii) Permitted Indebtedness; provided (x) any Indebtedness in Section 3.10(i)-(iii) shall not be guaranteed by any Subsidiary unless such person is a Guarantor hereunder and, if secured by any asset of any Subsidiary, such assets consist solely of Collateral and shall be subject to security documents no more favorable to the secured party or parties, taken as a whole (as determined by the Company in good faith), than the Security Documents and (y) any such Indebtedness, if secured, shall be subject to an intercreditor agreement with the Collateral Agent no less favorable to the Holders taken as a whole (determined in good faith by the Board of Directors of the Company); provided further that Indebtedness Incurred pursuant to this Section 3.10 by Restricted Subsidiaries that are not Guarantors may not exceed an aggregate principal amount of $2,500,000.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.10:

(i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.10 or could be Incurred pursuant to Section 3.10 the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later divide and reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 3.10 and only be required to include the amount and type of such Indebtedness once;

(ii) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii) Indebtedness permitted by this Section 3.10 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.10 permitting such Indebtedness; and

(iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Capital Stock including Preferred Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.10. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind, (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than five days past due, in the case of any other Indebtedness, (iii) in the case of the guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (iv) in the case of Indebtedness of others guaranteed solely by means of a Lien on any asset or property of the Company or any Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured.

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For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this Section 3.10 the maximum amount of Indebtedness that the Company and its Subsidiaries may Incur pursuant to this Section 3.10 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 3.11 Limitation on Distributions.

The Company and the Guarantors shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)	declare or pay any dividends or make any Distributions on their respective Equity Interests or Disqualified Stock;

(b)	purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests or Disqualified Stock of the Company or any direct or indirect parent of the Company;

(c)	return, or permit any Restricted Subsidiary to return, any capital to any holder of its Equity Interests or Disqualified Stock;

(d)	make any Distribution of assets, Equity Interests, Disqualified Stock or obligations or securities to any holder of its Equity Interests or Disqualified Stock;

(e)	make any Investments other than Permitted Investment; and

(f)	set apart any sum for any such purpose (all such payments and other actions set forth in these clauses (a)-(e) occurring since the Issue Date, being collectively referred to as a “Distribution”).

Notwithstanding the foregoing, the preceding provisions shall not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of that dividend or giving of the redemption notice related thereto, as the case may be, if at said date of declaration or notice such dividend or redemption payment would have complied with the provisions of this Indenture;

(2)	the making of any Distribution in exchange for, or out of the net cash proceeds from the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock);

(3)	the defeasance, redemption, repurchase, or other acquisition of subordinated Indebtedness with the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness;

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(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar Distribution) by a Restricted Subsidiary of the Company to the Holders of such Restricted Subsidiary’s Equity Interests so long as, in the case of any dividend or Distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a wholly owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least the lesser of (i) its pro rata share of such dividend or Distribution in accordance with its Equity Interests in such class or series of securities or (ii) the amount of such dividend or Distribution provided for in the Restricted Subsidiary’s organizational documents;

(5)	any Distribution by a Subsidiary to the Company or a Restricted Subsidiary;

(6)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, restricted stock arrangement, or stock option or similar agreement in effect as of the Issue Date; provided that the aggregate price paid for all of the repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (6) may not exceed $5,000,000 in any fiscal year (with unused amounts in any fiscal year being carried over to the succeeding fiscal year, up to a maximum of $5,000,000 carried over in any given year);

(7)	other Distributions in an aggregate amount not to exceed $10,000,000 from the Issue Date;

(8)	cash payments, in lieu of fractional shares issuable as dividends on Equity Interests of the Company or its Restricted Subsidiaries;

(9)	the payment of any dividend on, or the repurchase, exchange or other acquisition of, the Company’s Series E Fixed-Rate Cumulative Perpetual Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) outstanding on the date of this Indenture; and

(10)	the repurchase, exchange, redemption or other acquisition of any shares of the Series E Preferred Stock or any of the Company’s 3.25% Convertible Senior Notes due 2025 (the “Convertible Notes”) outstanding on the date of this Indenture.

For purposes of determining compliance with this Section 3.11, in the event that a Distribution meets the criteria of more than one of the categories of Distributions described in clauses (a) through (f) of this Section 3.11 or is permitted pursuant to the paragraphs (1) through (10) of this Section 3.11, the Company shall be entitled, in its sole discretion, to classify on the date of payment, or later reclassify, in whole or in part such Distribution in any manner that complies with this Section 3.11 so long as the Distribution (as so reclassified) would be permitted to be made in reliance on the applicable category as of the date of such reclassification.

The amount of all Distributions (other than cash) shall be the Fair Market Value on the date of the Distribution of the assets or securities proposed to be transferred or issued by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Distribution. The Fair Market Value of any property, assets or Investments required by this Section 3.11 to be valued shall be valued by the Board of Directors of the Company or the applicable Restricted Subsidiary that is making the Distribution, as the case may be, and shall be delivered to the Trustee.

Section 3.12 Limitation on Certain Payments of Indebtedness.

The Company shall not, and shall not permit any of the Subsidiaries to:

(a)	prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof, any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Indenture, the New Credit Facility, the Loan and Security Agreement and the Convertible Notes), and

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(b)	amend, modify or otherwise change the terms of any Indebtedness for borrowed money so as to accelerate the scheduled repayment thereof (all such payments and other actions set forth in (a) and (b) occurring since the Issue Date, being collectively referred to as a “Debt Repayment”),

Unless at the time of and after giving effect to such Debt Repayment (x) no Default or Event of Default has occurred and is continuing (or would result therefrom) and (y) the Company’s Consolidated Net Leverage Ratio would be less than or equal to 4.50:1.00.

Notwithstanding any other provision of this Section 3.12, the Company may effect any other Debt Repayment or series of Debt Repayments so long as the amount of such Debt Repayment(s) does not exceed $2,500,000 in any single fiscal year.

Section 3.13 Transactions with Affiliates.

The Company shall not, and shall not permit any of the Subsidiaries to enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate involving an obligation valued in excess of $1,000,000 or engage in any other transaction with any Affiliate involving a transaction valued in excess of $1,000,000, (each of the foregoing, an “Affiliate Transaction”) except (a) upon terms at least as favorable to the Company or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of the Company or such Subsidiary, as applicable, as determined by the disinterested members of the Board of Directors of the Company and (b) transactions between or among Subsidiaries expressly permitted by this Indenture.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(1) any employment arrangements with any executive officer of the Company, the Guarantors or a Restricted Subsidiary that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with compensation arrangements of similarly situated executive officers at comparable companies engaged in Permitted Businesses;

(2) transactions between or among the Company and Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent shall have no material liabilities and no material assets other than cash or Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(3) payment of reasonable and customary directors fees;

(4) Distributions that are permitted by Section 3.12 or are permitted pursuant to the definition of Permitted Investments and loans or advances to employees made in the ordinary course of business and consistent with past practices;

(5) the issuance or sale of Equity Interests (other than Disqualified Stock) of the Company;

(6) payments of customary fees by the Company, or any of its Restricted Subsidiaries to any independent investment bank or Affiliate of an independent investment bank made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of the Company’s Board of Directors in good faith;

(7) payment of the Loan and Security Agreement;

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(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; and

(9) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).

Section 3.14 Dividends and Other Payment Restrictions.

The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than this Indenture) on the ability of any Subsidiary to pay or make any dividends or Distributions to the Company, to pay any of the Obligations with respect to the Notes, to make loans or advances or to transfer any of its property or assets to the Company, except customary terms and conditions in respect of any Permitted Indebtedness or Permitted Liens.

Section 3.15 Future Subsidiary Guarantors.

The Company shall cause each Subsidiary that is not already a Guarantor, that is a guarantor, guarantees or becomes a borrower under the New Credit Facility or guarantees any other Indebtedness for borrowed money of the Company or any of its Subsidiaries with an aggregate principal amount of at least $2,500,000 at any time outstanding to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee the Company’s Obligations under the Notes and this Indenture and joinders to or new Notes Documents and take all actions required thereunder to perfect the Liens created thereunder with respect to its assets that constitute Collateral.

Article 4

REPURCHASE AND REDEMPTION

This Article 4 will apply to the Notes in lieu of Article 3 of the Base Indenture, which will be deemed to be replaced with this Article 4, mutatis mutandis.

Section 4.01 No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02 Right Of Holders To Require The Company To Repurchase Notes Upon A Fundamental Change.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting solely from a default by the Company in the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

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(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greater of (x) the amount that would be paid to redeem the Notes pursuant to Section 4.03 as if the Fundamental Change Repurchase Date were the Redemption Date and (y) 101% of the principal amount of such Note plus accrued and unpaid interest, if any, on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will send to each Holder and the Trustee a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent;

(vii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

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Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note; provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination; provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

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Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.08, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(B).

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company and (ii) an owner of a beneficial interest in the Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased the notes.

(I) Compliance with Applicable Securities Laws. The Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with the tender offer rules under the Exchange Act , to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture. However, to the extent that the provisions of any securities laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of the Indenture relating to the Company’s obligations to effect a Repurchase Upon Fundamental Change, the Company will comply with such applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

(J) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03 Right Of The Company To Redeem The Notes.

(A) [Reserved].

(B) Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time and from time to time, on or before the Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated (other than as a result of a failure to make the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date) and such acceleration has not been rescinded on or before the Redemption Date, then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

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(D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note to be redeemed plus the Applicable Premium, plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under the Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv) the name and address of the Paying Agent;

(v) that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(vi) the CUSIP and ISIN numbers, if any, of the Notes.

On any Redemption Notice Date, the Company will also furnish an Officer’s Certificate to the Trustee, which Officer’s Certificate will set forth the aggregate principal amount of Notes then outstanding, include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date, certify that such Redemption is authorized and permitted by the Indenture and complies with the requirements set forth in Section 12.07 of the Base Indenture concerning Officer’s Certificates.

(G) If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata.

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(H) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the Redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.03(H).

Article 5

[Reserved]

Article 6

SUCCESSORS

This Article 6 will apply to the Notes in lieu of Article 10 of the Base Indenture, which will be deemed to be replaced with this Article 6, mutatis mutandis.

Section 6.01 When The Company May Merge, Etc.

(A) Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, lease or transfer to one or more of the Company’s Wholly Owned Subsidiaries not effected by means of a consolidation or merger) (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under the Indenture and the Notes; and

(ii) immediately after giving effect to such Business Combination Event, (a) no Default or Event of Default will have occurred and be continuing and (b) the Company will remain in compliance with all provisions of Article 3 herein.

Section 6.02 Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Indenture and the Notes.

Article 7

DEFAULTS AND REMEDIES

This Article 7 will apply to the Notes in lieu of Article 6 of the Base Indenture, which will be deemed to be replaced with this Article 7, mutatis mutandis.

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Section 7.01 Events Of Default.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii) a default for thirty (30) days in the payment when due of interest on any Note;

(iii) the Company’s failure to deliver, when required by the Indenture, a Fundamental Change Notice;

(iv) [Reserved.]

(v) a default in the Company’s obligations under Article 6;

(vi) a default in any of the Company’s or a Guarantor’s obligations or agreements under the Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company or a Guarantor and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then Outstanding, which notice must specify such default, demand that it be remedied and state that the such notice is a “Notice of Default”;

(vii) a default by the Company or any of its Significant Subsidiaries with respect to the New Credit Facility or any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty million dollars ($20,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1) constitutes a failure to pay the principal of, premium or interest on, any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2) results in such indebtedness becoming or being declared due and payable before its stated maturity (an “Acceleration”), and, in either case, such Acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within fifteen (15) days after written notice to the Company;

(viii) one or more final judgments being rendered against the Company or any of its Significant Subsidiaries for the payment of at least twenty million dollars ($20,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

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(3) consents to the appointment of a custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) takes any comparable action under any foreign Bankruptcy Law; or

(6) generally is not paying its debts as they become due; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(x)(4), such order or decree remains unstayed and in effect for at least sixty (60) days;

(xi) the Company fails to comply with any material agreement, covenant, condition or obligation in the Security Documents and such failure continues for 30 days after notice as provided below;

(xii) except as permitted by this Indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee;

(xiii) the assertion by the Company in any pleading in any court of competent jurisdiction, that any security interest created or intended to be created by this Indenture or the Security Documents is invalid or unenforceable, except in each case for the failure or loss of perfection resulting from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the collateral documents if such assertion is not rescinded within 30 days; and

(xiv) the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on any portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02 Acceleration.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or Section 7.01(A)(x) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

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(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or Section 7.01(A)(x)) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in the Indenture or the Notes, the Holders of two-thirds in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03 Sole Remedy For A Failure To Report.

(A) Generally. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first three hundred and sixty (360) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty first (361st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, the earlier of (x) the date such Event of Default is cured or waived and (y) such three hundred and sixty first (361st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.04(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof from the one hundred eighty first (181st) day to, and including, the three hundred sixtieth (360th) day on which Special Interest accrues; provided, however, that in no event will Special Interest accrue on any day on a Note at a rate per annum that exceeds one half of one percent (0.50%), regardless of the number of events or circumstances giving rise to the accrual of Special Interest. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04 Other Remedies.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.

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(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05 Waiver Of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of two-thirds in aggregate principal amount of the Notes then Outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06 Control By Majority.

Holders of two-thirds in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, subject to Section 7.01 of the Base Indenture, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability (it being understood that the Trustee does not have an affirmative obligation to determine whether any direction is prejudicial to any Holder).

Section 7.07 Limitation On Suits.

No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes), unless:

(A) such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of two-thirds in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.

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Section 7.08 Absolute Right Of Holders To Institute Suit For The Enforcement Of The Right To Receive Payment.

Notwithstanding anything to the contrary in the Indenture or the Notes, the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, such Note on or after the respective due dates therefor, or to bring suits for the enforcement of any such payment or delivery on or after such respective due dates, provided in the Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09 Collection Suit By Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i) or (ii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including all amounts owed to it under Section 7.06 of the Base Indenture.

Section 7.10 Trustee May File Proofs Of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.06 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all Distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11 Priorities.

Subject to the terms of the First Lien Intercreditor Agreement, the Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee, the Collateral Agent and any other Note Agent and their respective agents and attorneys for amounts due hereunder, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

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Section 7.12 Undertaking For Costs.

In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 and Section 8.02 will apply to the Notes in lieu of Section 9.01 and Section 9.02, respectively, of the Base Indenture, which will be deemed to be replaced with Section 8.01 and Section 8.02, respectively, mutatis mutandis.

Section 8.01 Without The Consent Of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under the Indenture or the Notes;

(C) secure the Notes;

(D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F) evidence or provide for the acceptance of the appointment, under the Indenture, of a successor trustee, registrar or paying agent or facilitate the administration of the trusts under the Indenture by more than one trustee;

(G) provide for or confirm the issuance of additional Notes pursuant to Section 2.02(B);

(H) at the Company’s election, to comply with any requirement of the SEC in connection with effecting or maintaining qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect, if applicable (it being agreed that this Indenture need not qualify under the Trust Indenture Act);

(I) provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than the Initial Notes) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

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(J) comply with the rules of the Depositary for the Notes in a manner that does not adversely affect the rights of any Holder; or

(K) make any other change to the Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

Section 8.02 With The Consent Of Holders.

(A) Generally. Subject to Section 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of two-thirds in aggregate principal amount of the Notes then Outstanding, amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes; provided, however, that the foregoing shall not alter the consent requirement contained in the definition of New Credit Facility. Notwithstanding anything to the contrary in the foregoing sentence, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:

(i) reduce the principal, or extend the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) [Reserved.]

(v) impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes;

(vii) make any Note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;

(viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(ix) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(x) make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.

Except as expressly provided by this Indenture, the Security Documents, or the First Lien Intercreditor Agreement, without the consent of the Holders of at least 66.67% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the lien of this Indenture and the Security Documents with respect to the Notes.

For the avoidance of doubt, pursuant to clauses (i), (ii) and (iii) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

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(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03 Notice Of Amendments, Supplements And Waivers.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04 Notations And Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.04 of the Base Indenture, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.04 will not impair or affect the validity of such amendment, supplement or waiver.

Article 9

SATISFACTION, DISCHARGE and Defeasance

This Article 9 will apply to the Notes in lieu of Article 12 of the Base Indenture, which will be deemed to be replaced with this Article 9, mutatis mutandis.

Section 9.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors, evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 9.02 or Section 9.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

Section 9.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company and the Guarantors, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, shall be deemed to have been discharged from all of its obligations with respect to all outstanding Notes and this Indenture on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same); provided that the following provisions which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, Applicable Premium or other premium, if any, and interest on, the Notes when such payments are due from the trust referred to in clause (B); (B) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (C) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 hereof.

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Section 9.03 Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their obligations under the covenants contained in Section 3.03, Section 3.04, Section 3.05, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14 and Section 3.15 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Section 7.05 through Section 7.07 hereof shall not constitute Events of Default.

Section 9.04 Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

(A) the Company or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, Applicable Premium or other premium, if any, and interest on, outstanding Notes to the stated maturity or redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(B) in the case of an election under Section 9.02 hereof, the Company will have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the Issue Date, there has been a change in the applicable federal income tax law; in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(C) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(D) no Default or Event of Default shall have occurred and be continuing either:

(i) on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

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(ii) insofar as Events of Default from bankruptcy or insolvency events with respect to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit;

(E) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than this Indenture, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(F) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the ninety-first (91st) day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(G) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of one or more classes of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(H) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05 Application of Trust Money.

The Trustee, or other entity, as applicable, shall hold in trust money or Government Securities deposited with it pursuant to this Article 9. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 9.06 Repayment To Company.

Subject to applicable unclaimed property law, the Trustee and the Paying Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Collateral Agent will have no further liability to any Holder with respect to such cash or other property, and Holders entitled to the payment or delivery of such cash or other property must look to the Company for payment as a general creditor of the Company.

Section 9.07 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.05 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.02 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee or the Paying Agent, as applicable.

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Article 10

SECURITY DOCUMENTS

Section 10.01   Collateral and Security Documents.

(A) The due and punctual payment of the principal of and interest on the Notes and the obligations of the Guarantors under the Subsidiary Guarantees, when and as the same shall be due and payable, whether on an Interest Payment Date, on the Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all Obligations of the Company to the Holders, the Trustee or the Collateral Agent under this Supplemental Indenture, the Notes and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations.

(B) The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents. Each Holder, by accepting a Note, appoints Wilmington Savings Fund Society, FSB as Collateral Agent and consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and this Supplemental Indenture, and authorizes and directs the Trustee to enter into the Security Documents and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Supplemental Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Company, a valid and enforceable perfected Lien on all of the Notes Collateral (subject to the terms of the Security Documents), in favor of the Collateral Agent for the benefit of the Trustee and the Holders.

(C) Notwithstanding anything to the contrary in this Indenture or any other Security Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or other Liens intended to be created by this Indenture or the Security Documents (including the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or other Liens intended to be created thereby.

Section 10.02   Release of Collateral.

(A) Subject to Section 10.02(B) and Section 10.03, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. The Company will be entitled to a release of assets included in the Notes Collateral from the Liens securing the Notes, and the Trustee shall release, or instruct the Collateral Agent (if the Collateral Agent is other than the Trustee) to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) to enable the Company, the Guarantors or any Subsidiary to sell, exchange or otherwise dispose of any of the Notes Collateral to any Person other than the Company or any Subsidiary of the Company to the extent not prohibited by Section 3.09;

(ii) pursuant to an amendment, supplement or waiver in accordance with Article 8;

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(iii) if the Notes have been defeased or if this Indenture is discharged, in each case in accordance with Article 9; or

(iv) in respect of any Shared Collateral transferred to a third party or otherwise disposed of in connection with any enforcement in accordance with the First Lien Intercreditor Agreement.

Upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Supplemental Indenture and the Security Documents, if any, to such release have been met and any necessary or proper (as determined by the Company) instruments of termination, satisfaction or release have been prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Notes Collateral permitted to be released pursuant to this Supplemental Indenture or the Security Documents.

(B) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Supplemental Indenture or the Security Documents will be effective as against the Holders.

Section 10.03   Permitted Releases Not To Impair Lien.

The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Supplemental Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 10. Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 10 will not be deemed for any purpose to be in contravention of the terms of this Supplemental Indenture.

Section 10.04   Suits To Protect the Collateral.

Subject to the provisions of Article 7, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent (if the Collateral Agent is other than the Trustee) to take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents

Subject to the provisions of the Security Documents, the Trustee shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts that may be unlawful or in violation of any of the Security Documents or this Supplemental Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

Section 10.05   Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized (a) to receive any funds for the benefit of the Holders distributed under the Security Documents and (b) to make further Distributions of such funds to the Holders according to the provisions of this Supplemental Indenture.

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Section 10.06   Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 10.07   Powers Exercisable by Receiver or Trustee.

In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Supplemental Indenture, then such powers may be exercised by the Trustee.

Section 10.08   Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee an Officer’s Certificate and, solely with respect to (iii) below, an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that (i) payment in full of the principal of, together with Applicable Premium or other premium, if any, and accrued and unpaid interest on, the Notes and all other Obligations with respect to the Notes under this Supplemental Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with Applicable Premium and other premium, if any, and accrued and unpaid interest (including additional interest, if any), are paid, (ii) all the Obligations under this Supplemental Indenture, the Notes and the Security Documents have been satisfied and discharged by complying with the provisions of Article 10 or (iii) the Company shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, at the written request of the Company, the Trustee shall deliver to the Company and the Collateral Agent (if the Collateral Agent is other than the Trustee) a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Notes Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent (if the Collateral Agent is other than the Trustee) of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Notes Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably requested by the Company to release such Lien as soon as is reasonably practicable.

Section 10.09   Collateral Agent.

(A) Wilmington Savings Fund Society, FSB shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Supplemental Indenture or the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Supplemental Indenture and in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Supplemental Indenture or the Security Documents or shall otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Agent” in this Supplemental Indenture and the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

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(B) The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

(C) The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee (if the Collateral Agent is other than the Trustee) with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Supplemental Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Holders or the Trustee, as applicable. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent (if the Collateral Agent is other than the Trustee) in connection with any action required or permitted by this Supplemental Indenture or the Security Documents.

(D) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee (if the Collateral Agent is other than the Trustee), a Holder or the Company referring to this Supplemental Indenture, describing such Default or Event of Default and stating that such notice is a “Notice of Default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee (if the Collateral Agent is other than the Trustee) or the Holders of two-thirds in aggregate principal amount of the Notes subject to this Article 10.

(E) No provision of this Supplemental Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Supplemental Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this Section 10.09 if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(F) The Collateral Agent shall not be responsible in any manner to any of the Trustee or any Holder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Supplemental Indenture or the Security Documents or for any failure of the Company or any other party to this Supplemental Indenture or the Security Documents to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Supplemental Indenture or the Security Documents or to inspect the properties, books or records of the Company.

(G) The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Supplemental Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that, in the exercise of its rights under this Supplemental Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Notes Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Notes Collateral.

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(H) If the Company Incurs additional secured Obligations, as may be permitted herein, and delivers to the Collateral Agent and/or the Trustee, as applicable, an Officer’s Certificate signed by two Officers pursuant to this Section 10.09, requesting the Collateral Agent enter into an intercreditor agreement with a designated agent or representative for the holders of such other first-lien Obligations or Junior Obligations so Incurred, then the Collateral Agent, as applicable shall (and is hereby authorized and directed to) enter into such intercreditor agreement. Any such execution of an intercreditor agreement shall be at the expense of the Company.

(I) The Collateral Agent’s resignation or removal shall be governed by provisions equivalent to Section 7.10 of the Base Indenture.

(J) The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Supplemental Indenture and the Base Indenture, and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document, whether or not expressly stated therein.

Section 10.10   Ranking of Note Liens

(A) The First Lien Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing First Lien Obligations on Shared Collateral. Nothing in this Indenture or the First Lien Intercreditor will:

(i) impair, as between the Company and the Holders of Notes, the Obligations of the Company which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Company or any Guarantor under this Indenture, the Notes and the Security Documents;

(ii) restrict the right of any Holder to sue for payments that are then due and owning, in a manner not inconsistent with the provisions of the First Lien Intercreditor Agreement;

(iii) prevent the Trustee or any Holder from exercising against the Company or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the First Lien Intercreditor Agreement); or

(iv) restrict the right of the Trustee or any holder (1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Guarantor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Guarantor; (2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding; (3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein; (4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10; (5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein; (6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims, or as to any matter relating to (x) any plan of reorganization or other restructuring or liquidation plan or (y) the administration of the estate or the disposition of the case or proceeding (in each case subject to the First Lien Intercreditor Agreement).

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Article 11

Section 11.01   Subsidiary Guarantees

Subject to this Article 11, The Company and each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that: (a) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium, and (to the extent permitted by law) interest on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. The Obligations of each Guarantor shall be secured by a first-priority security interest (subject to Permitted Liens) in the Collateral owned by such Guarantor on a pari passu basis with the other first-lien secured Obligations pursuant to the terms of the Security Documents and the First Lien Intercreditor Agreement. Failing payment when so due of any amount so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an Event of Default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, Trustee or other similar official acting in relation to the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 7 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 11.02   Guarantors May Consolidate, etc., on Certain Terms.

(a) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), except, (i) either (1) the Person formed by or surviving any such consolidation or merger (if other than the Company or a Guarantor) (x) unconditionally assumes all the obligations of such Guarantor under the Notes, this Indenture and its Subsidiary Guarantee and the Security Documents on terms set forth therein and (y) has taken such actions as may be reasonably necessary to cause any property or assets that constitute collateral owned by such Person to continue to constitute collateral under the Security Documents or (2) such transaction is permitted by the provisions of Section 3.09, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

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(b) In the case of any such consolidation or merger and upon the assumption by the successor Person of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 11.03   Releases of Subsidiary Guarantees

(a) The Subsidiary Guarantee of a Guarantor shall be released: (1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 3.09; (2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary; (3) upon Legal Defeasance or Covenant Defeasance or discharge in accordance with Section 9.02 and Section 9.03; (4) upon the liquidation or dissolution of such Guarantor, provided no Default or Event of Default has occurred that is continuing; or (5) at such time as such Guarantor ceases to both (x) guarantee any other Indebtedness of either of the Company and any other Guarantor and (y) be an obligor with respect to any Indebtedness under a credit facility.

(b) Upon delivery by the Company to the Trustee of an Officers’ Certificate certifying that any of the events in Sections 11.03(a)(1) - (5) has occurred, the Trustee, at the Company’s written request and expense, shall execute any documents reasonably requested by the Company to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 11.

Section 11.04   Execution and Delivery of Guaranty

The execution by each Guarantor of this Indenture evidences the Subsidiary Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Subsidiary Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 11.05   Limitation on Guarantor Liability

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

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Article 12

MISCELLANEOUS

Section 12.01   Notices.

Any notice or communication by the Company, the Guarantors or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company or any of the Guarantors:

Inseego Corp.

9710 Scranton Road, Suite 200
San Diego, California 92121
Attention: Steven Gatoff, Chief Financial Officer
Copy to: Kurt Scheuerman, General Counsel
Facsimile (858) 812-8098

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attention: Jason Simon
Facsimile: (703) 714-8386

If to the Trustee:

Wilmington Savings Fund Society, FSB
300 Bellevue Parkway

Suite 300

Wilmington, DE 19809

Attention: GCM Middle Office

The Company, the Guarantors or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice to the Trustee or any Note Agent shall be deemed given upon actual receipt by the Trustee or such Note Agent.

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All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel, except as otherwise provided in Section 4.03. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture or the Notes, (A) whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.02   Rules By The Trustee, The Registrar And The Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.03   No Personal Liability Of Directors, Officers, Employees And Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantors as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Reference is made to the First Lien Intercreditor Agreement, as defined herein. In the event of any conflict between the express terms of the Indenture and the other Notes Documents and the First Lien Intercreditor Agreement, the First Lien Intercreditor Agreement shall govern and control.

Section 12.04   Governing Law; Waiver Of Jury Trail

THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY ACCEPTING THE NOTES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.

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Section 12.05   Submission To Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the Borough of Manhattan, City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 10.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.06   No Adverse Interpretation Of Other Agreements.

Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 12.07   Successors.

All agreements of the Company and the Guarantors in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors.

Section 12.08   Force Majeure.

The Trustee and each Note Agent will not incur any liability for any failure or delay in the performance of any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of God or war, civil unrest, local or national disturbances or disasters, nuclear or natural catastrophes, acts of terrorism, epidemics, pandemics, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

Section 12.09   U.S.A. Patriot Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.10   Calculations.

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Notes, including, but not limited to, determinations of accrued interest on the Notes and any Special Interest due on the Notes.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Trustee may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

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For the avoidance of doubt, the Trustee will not have any responsibility to make any calculations called for under the Indenture. The Trustee may rely conclusively on the calculations and information provided to them by the Company as to any calculations made hereunder.

Section 12.11   Severability.

If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.12   Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

Section 12.13   Table Of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

INSEEGO CORP. as the Borrower By:/s/ Steven Gatoff Name:Steven Gatoff Title:Chief Financial Officer

INSEEGO WIRELESS, INC. as a Guarantor By:/s/ Kurt E. Scheuerman Name:Kurt E. Scheuerman Title:Chief Administrative Officer and General Counsel

INSEEGO NORTH AMERICA, LLC as a Guarantor By:/s/ Kurt E. Scheuerman Name:Kurt E. Scheuerman Title:Manager

Wilmington Savings Fund Society, FSB, as Trustee By:Lizbet Hinojosa Name:Lizbet Hinojosa Title:Vice President

[Signature Page to Supplemental Indenture]

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EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

INSEEGO CORP.

9% Senior Secured Notes due 2029

CUSIP No.: [ ][Insert for a “restricted” CUSIP number:*]	Certificate No. [ ]

ISIN No.: [ ][Insert for a “restricted” ISIN number: *]

Inseego Corp., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [                ] dollars ($[        ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on [ ], 2024 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	May 1 and November 1 of each year, commencing on [ ].

Regular Record Dates:	April 15 and October 15.
Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

_______________

* This Note will be deemed to be identified by CUSIP No. [ ] and ISIN No. [ ] from and after such time when the Company delivers, pursuant to Section 2.12(B) of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note, accompanied by an Officer’s Certificate and, in the case of Global Notes, completion of the Depositary’s Procedures.

† Insert bracketed language for Global Notes only.

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IN WITNESS WHEREOF, Inseego Corp. has caused this instrument to be duly executed as of the date set forth below.

Date: [ ], 20[ ]	INSEEGO CORP. By: _________________________ Name: Title:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Savings Fund Society, FSB, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date: [ ], 20[ ]	By: _________________________ Authorized Signatory

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INSEEGO CORP.

9.00% Senior Secured Notes due 2029

This Note is one of a duly authorized issue of notes of Inseego Corp., a Delaware corporation (the “Company”), designated as its 9% Senior Secured Notes due 2029 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of [•], 2024, between the Company and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by a Supplemental Indenture (the “Supplemental Indenture,” and as the same may be further amended from time to time with respect to the Notes, the “Indenture”), dated as of [•], 2024, between the Company and Wilmington Savings Fund Society, FSB, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.	Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.04 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, [•], 2024.

2.	Maturity. This Note will mature on [•], 2029 unless earlier repurchased or redeemed.

3.	Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03 of the Supplemental Indenture.

4.	Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5.	Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.	Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.

7.	Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Supplemental Indenture.

8.	When the Company May Merge, Etc. Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

9.	Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.

10.	Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

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11.	No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

12.	Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

13.	Security. The Notes shall be secured by Liens and security interests in the Notes Collateral on the terms and conditions set forth in the Security Documents. The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents.

14.	Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15.	Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Inseego Corp.
9710 Scranton Road, Suite 200
San Diego, California 92121
Attention: Investor Relations

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FUNDAMENTAL CHANGE REPURCHASE NOTICE

INSEEGO CORP.

9% Senior Secured Notes due 2029

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$* aggregate principal amount of the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder) By: __________________________________ Name: Title:

Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: __________________________________ Authorized Signatory

_______________

* Must be an Authorized Denomination.

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ASSIGNMENT FORM

INSEEGO CORP.

9% Senior Secured Notes due 2029

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:
the within Note and all rights thereunder irrevocably appoints: as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder) By: __________________________________ Name: Title:

Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: __________________________________ Authorized Signatory

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TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.
2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.
4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:
(Legal Name of Holder) By: ________________________________________ Name: Title:
Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: ________________________________________ Authorized Signatory

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[ ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

_______________

* Insert for Global Notes only.

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EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)TO A PERSON THAT IS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

_______________

* This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12(B) of the within-mentioned Indenture and, in the case of Global Notes, completion of the Depositary’s Procedures.

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EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

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